EXHIBIT 10.10
ENBRIDGE INC.

PERFORMANCE STOCK UNIT PLAN (2007), as revised

1.	PURPOSE
The purpose of the Performance Stock Unit Plan (2007) (the “Plan”) is to:

(a)	align the senior management team of the Corporation with the enhancement of shareholder value by focusing on shareholder value;

(b)	assist in attracting, retaining, engaging, and rewarding senior executives of the Corporation; and

(c)	provide an opportunity for Participants to earn competitive total compensation based upon achieving the performance goals set out in this Plan.

2.	DEFINED TERMS
In this Plan (including any schedules to this Plan):

(a)	“affiliate” has the meaning ascribed to that term in the Securities Act (Alberta);

(b)	“Board” means the Board of Directors of the Corporation;

(c)	“CEO” means the Chief Executive Officer of the Corporation;

(d)	“Change of Control” means:

(i)
the sale to a person or acquisition by a person not affiliated with the Corporation or its Subsidiaries of assets of the Corporation or its Subsidiaries having a value greater than 50% of the fair market value of the assets of the Corporation and its Subsidiaries determined on a consolidated basis prior to such sale whether such sale or acquisition occurs by way of reconstruction, reorganization, recapitalization, consolidation, amalgamation, arrangement, merger, transfer, sale or otherwise;

(ii)
any change in the holding, direct or indirect, of shares of the Corporation by a person not affiliated with the Corporation as a result of which such person, or a group of persons, or persons acting in concert, or persons associated or affiliated with any such person or group within the meaning of the Securities Act (Alberta), are in a position to exercise effective control of the Corporation whether such change in the holding of such shares occurs by way of takeover bid, reconstruction, reorganization, recapitalization, consolidation, amalgamation, arrangement, merger, transfer, sale or otherwise; and for the purposes of this Plan, a person or group of persons holding shares or other securities in excess of the number which, directly or following conversion thereof, would entitle the holders thereof to cast 20% or more of the votes attaching to all shares of the Corporation which, directly or following conversion of the convertible securities forming part of the holdings of the person or group of persons noted above, may be cast to elect directors of the Corporation shall be deemed, other than a person holding such shares or other securities in the ordinary course of business as an investment manager who is not using such holding to exercise effective control, to be in a position to exercise effective control of the Corporation;

(iii)
any reconstruction, reorganization, recapitalization, consolidation, amalgamation, arrangement, merger, transfer, sale or other transaction involving the Corporation where shareholders of the Corporation immediately prior to such reconstruction, reorganization, recapitalization, consolidation, amalgamation, arrangement, merger, transfer, sale or other transaction hold less than 50% of the shares of the Corporation or of the continuing corporation following completion of such reconstruction, reorganization, recapitalization, consolidation, amalgamation, arrangement, transfer, sale or other transaction;

(iv)	the Corporation ceases to be a distributing corporation as that term is defined in the Canada Business Corporations Act;

(v)	any event or transaction which the Board, in its discretion, deems to be a Change of Control; or

(vi)	Incumbent Directors ceasing to be a majority of the Board;
provided that:

(vii)
any transaction whereby shares held by shareholders of the Corporation are transferred or exchanged for units or securities of a trust, partnership or other entity which trust, partnership or other entity continues to own directly or indirectly all of the shares of the Corporation previously owned by the shareholders of the Corporation and the former shareholders of the Corporation continue to be beneficial holders of such units or securities in the same proportions following the transaction as they were beneficial holders of shares of the Corporation prior to the transaction will be deemed not to constitute a change of control; and

(viii)	any change of control initiated or commenced by the Board (and whether or not such transaction was initiated or commenced by the Board shall be

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conclusively determined by the Board) will not constitute a change of control for purposes of this Plan;

(e)	“Code” means the United States Internal Revenue Code of 1986, as amended;

(f)
“constructive dismissal” means, unless consented to by the Participant, any action that constitutes constructive dismissal of the Participant at common law, including without limiting the generality of the foregoing:

(i)	where the Participant ceases to be an officer of the Corporation, unless the Participant is appointed as an officer of a successor to a material portion of the assets of the Corporation;

(ii)	a material decrease in the title, position, responsibilities, powers or reporting relationships of the Participant;

(iii)	a reduction in the base salary (excluding any annual incentive bonuses) of the Participant; or

(iv)	any material reduction in the value of the Participant’s employee benefits, plans and programs (other than any annual incentive bonus);
Notwithstanding the above, for a Participant who is subject only to the employment laws of any state of the United States and not to Canadian employment laws, the term “constructive dismissal” shall not be interpreted under Canadian law, but shall instead mean, an action that constitutes constructive discharge from employment of the Participant without Cause pursuant to the employment law, if any, of the state (including such state’s common law) that applies to such Participant. All determinations regarding applicable law, including whether a constructive dismissal has occurred and what state’s law applies, shall be made by the Corporation in the exercise of its discretion. If the applicable state’s employment laws do not recognize constructive dismissal, then no constructive dismissal of the Participant will be deemed to have occurred.

(g)	“Corporation” means Enbridge Inc., and includes any successor entity thereto;

(h)	“Director” means a director of the Corporation;

(i)
“Dividend Reinvestment Plan” means the Dividend Reinvestment and Share Purchase Plan of the Corporation, as described in the Dividend Reinvestment and Share Purchase Plan Offering Circular of the Corporation dated January 14, 2000 as amended from time to time, or any successor plan;

(j)	“Double Trigger Date” has the meaning given to it in subsection 9(i).

(k)	“Fair Market Value” means, as of a particular day, the weighted average of the board lot trading prices per Share on the Toronto Stock Exchange, or the New

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York Stock Exchange, for the last twenty trading days immediately prior to such day;

(l)
“For Cause” includes “just cause” as defined in the common law and also includes any circumstance in which the Participant shall have been convicted of a criminal act of dishonesty resulting or intending to result directly or indirectly in gain or personal enrichment of the Participant;

(m)	“HRC Committee” means the Human Resources and Compensation Committee of the Board, established and duly authorized to act in accordance with the By-Laws of the Corporation;

(n)
“Incumbent Director” means any member of the Board who was a member of the Board immediately prior to the occurrence of the transaction, elections or appointments giving rise to a Change of Control and any successor to an Incumbent Director who was recommended for election at a meeting of shareholders of the Corporation, or elected or appointed to succeed any Incumbent Director, by the affirmative vote of the directors, which affirmative vote includes a majority of the Incumbent Directors then on the Board;

(o)	“Maturity Date” has the meaning given to it in Section 5 and subsection 9(d);

(p)
“Maximum Number” means the maximum number of Performance Stock Units that may mature with respect to each grant, which maximum number shall not exceed twice the sum of the initial grant plus the dividend equivalent units that are granted during the Term;

(q)
“Maximum Performance Level” means the level of achievement of the performance measures established pursuant to Section 6(a) which would result in the Maximum Number of Performance Stock Units granted to a Participant to mature;

(r)
“Notice Period” means the notice period for termination of employment agreed to between the Corporation (or its Subsidiary) and the Participant, or, in the absence of any such agreement, the minimum statutory notice period that may be required under applicable employment standards legislation.

(s)	“Participant” means an individual who becomes a participant of the Plan in accordance with Section 4;

(t)	“Performance Multipliers” has the meaning set forth in Schedule A;

(u)	“Performance Stock Unit” means a conditional right to payment which has been granted to a Participant to receive an amount of money determined in accordance with the provisions of this Plan;

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(v)
“Plan” means the Performance Stock Unit Plan (2007) of the Corporation described in this document, and as the same may be duly amended or varied from time to time in accordance with the provisions of this Plan;

(w)	“Retirement Plan” means a pension plan of the Corporation established or in effect from time to time which applies when an employee retires from the employment of the Corporation or a Subsidiary;

(x)	“Share” means a common share in the capital of the Corporation;

(y)	“Subsidiary” means:

(i)	any corporation that is a subsidiary (as such term is defined in the Canada Business Corporations Act) of the Corporation, as such provision is from time to time amended, varied or re-enacted;

(ii)
any partnership or limited partnership that is controlled by the Corporation (the Corporation will be deemed to control a partnership or limited partnership if the Corporation possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such partnership or limited partnership, whether through the ownership of voting securities, by contract or otherwise); and

(iii)
subject to regulatory approval, any corporation, partnership, limited partnership, trust, limited liability company or other form of business entity that the HRC Committee determines ought to be treated as a subsidiary for purposes of the Plan, provided that the HRC Committee shall have the sole discretion to determine that any such entity has ceased to be a subsidiary for purposes of the Plan;

(z)
“Target Performance Level” means, in respect of a Term, that level of achievement of the performance measures established pursuant to Section 6(a) which would result in exactly 100% of the Performance Stock Units granted to a Participant to mature;

(aa)	“Term” has the meaning given to it in Section 5;

(bb)
“Threshold Performance Level” means in respect of a Term the level of achievement of the performance measures established pursuant to Section 6(a) which would result in the minimum number of Performance Stock Units granted to a Participant to mature;

(cc)	“Trading Day” means any day on which the Toronto Stock Exchange is open for trading; and

(dd)	“U.S. Taxpayer” means an individual whose income is subject to U.S. federal income taxation.

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3.	GOVERNANCE

(a)
Subject to any determinations or approvals required to be made by the Board, the HRC Committee will administer the Plan in its sole discretion. The HRC Committee shall have the full power and sole responsibility to interpret the provisions of the Plan and to make regulations and formulate administrative provisions for its implementation, and to make such changes in the regulations and administrative procedures as, from time to time, the HRC Committee deems proper and in the best interests of the Corporation. Such regulations and provisions may include the delegation to any Director or Directors or any officer or officers of the Corporation or its Subsidiaries of such administrative duties and powers of the HRC Committee as it may, in its sole discretion, deem fit. The HRC Committee may amend the Plan to correct, remedy or reconcile any errors, inconsistencies or ambiguities in this Plan. The determinations of the HRC Committee in the administration of the Plan shall be final and conclusive.

(b)
Prior to the CEO requesting any grants under the Plan, the CEO will recommend to the HRC Committee for its approval the performance measures and the levels of achievement required for Threshold Performance Level, Target Performance Level and Maximum Performance Level. The HRC Committee shall also have the authority to approve any amendments to such performance measures, the expected levels of performance and the Term; provided that no amendment to the Term of any Performance Stock Unit shall be made which would cause the Participant to be subject to adverse tax treatment under Code Section 409A.

(c)	Upon the HRC Committee determining that the achievement of applicable performance measures has been met following the Maturity Date, the HRC Committee shall approve payments under the Plan.

(d)
The HRC Committee shall also have the authority to waive any restrictions with respect to participation in the Plan or the maturity of grants under the Plan for any specific Participants where, in the opinion of the HRC Committee, it is reasonable to do so and does not prejudice the rights of the Participant under the Plan and it does not cause the Participant to be subject to adverse tax treatment under Code Section 409A.

(e)	Grants to Participants will be considered each year, unless otherwise determined at the sole discretion of the HRC Committee.

4.	PARTICIPATION AND GRANT OF UNITS

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(a)
The CEO may recommend to the HRC Committee employees of the Corporation or any of its Subsidiaries for participation in the Plan. The HRC Committee shall consider such recommendation and may, in its sole discretion, approve such recommended employees for participation in the Plan (each such person shall be referred to as a “Participant”).

(b)
The CEO shall recommend to the HRC Committee for its approval the number of Performance Stock Units to be granted to each Participant who reports directly to the CEO and the aggregate number of Performance Stock Units to be granted to all other Participants, other than the CEO.

(c)	The HRC Committee will determine and recommend to the Board for its approval the number of Performance Stock Units to be granted to the CEO.

(d)	All grants made to a Participant shall be made on or before September 30 of the first year of the applicable Term, unless otherwise recommended by the CEO to, and approved by, the HRC Committee.

(e)	Directors who are not full-time employees of the Corporation or a Subsidiary shall not be eligible to become Participants.

(f)
A designated employee shall have the right not to participate in the Plan, and any decision not to participate shall not affect his or her employment with the Corporation or a Subsidiary. Participation in the Plan does not confer upon the Participant any right to continued employment with the Corporation or a Subsidiary.

5.	TERM
Except as otherwise provided herein or unless otherwise determined by the HRC Committee, each Performance Stock Unit granted pursuant to the Plan shall have a fixed term (a “Term”) of not more than three years, commencing on January 1 of the first year of the Term and ending on December 31 of the final year of the Term (the “Maturity Date”).

6.	MATURITY

(a)
The number of Performance Stock Units that mature under this Plan shall be dependent upon the achievement of the performance measures applicable thereto established by the CEO and approved by the HRC Committee, a copy of which is attached hereto as Schedule A. Following the completion of a Term, the HRC Committee will review and determine the extent to which the performance measures have been achieved and will approve the number of Performance Stock Units which have matured.

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(b)	Notwithstanding the foregoing, in no event shall the number of Performance Stock Units that mature in respect of a particular grant exceed the Maximum Number in respect of such grant.

7.	PAYMENT

(a)	Amount Payable
The amount payable to each Participant shall in respect of a particular grant of Performance Stock Units be the amount determined by multiplying the sum of:

(i)	the number of Performance Stock Units held by such Participant on the Maturity Date of such Performance Stock Units, and

(ii)
the number of Performance Stock Units that would be credited to such Participant upon the payment of dividends by the Corporation on the Shares, based on the number of additional Shares that a Participant would have received had the matured Performance Stock Units been treated as Shares under the Dividend Reinvestment Plan during the Term, by

(iii)	the Performance Multiplier; and by

(iv)	the Fair Market Value of the Shares as at the Maturity Date.
The amount payable under this section 7(a) will be subject to any proration that shall apply in accordance with Section 9.

(b)	Timing of Payment
Unless otherwise provided in this Plan, the amount payable to each Participant pursuant to section 7(a) shall be paid after the approval of the HRC Committee and after the audited financial statements of the Corporation for the year ended on the applicable Maturity Date have been approved by the Board, but, in any event, not later than two and one-half months after the Maturity Date.

(c)	Form of Payment
The amount payable to each Participant pursuant to section 7(a), unless otherwise provided in this Plan, shall be paid in cash in the currency of Canada or the

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United States of America and shall be subject to applicable withholding taxes as required by applicable legislation.

8.	SHARE OWNERSHIP GUIDELINES
If the number of Shares held by the Participant is less than the number of Shares to be held by him or her pursuant to any share ownership guidelines of the Corporation in effect from time to time and applicable to such Participant, then the Participant shall be required to utilize any payments made with respect to any Performance Stock Units (net of any amounts deducted pursuant to Section 11) to acquire additional Shares to increase the number of Shares held by the Participant to meet the requirements of such share ownership guidelines.

9.	TERMINATION

(a)	Voluntary Termination
If a Participant voluntarily terminates his or her employment with the Corporation or a Subsidiary, all unpaid and matured Performance Stock Units held by such Participant as at the date of the Participant’s termination shall be payable in accordance with Section 7.
All unmatured Performance Stock Units held by such Participant as at the date of the Participant’s termination shall be cancelled as of the last day of such Participant’s employment with the Corporation (or its Subsidiary).

(b)	Involuntary Termination Other than For Cause
If the employment of a Participant with the Corporation or a Subsidiary is terminated by the Corporation (or its Subsidiary) for any reason other than For Cause, all unpaid and matured Performance Stock Units held by such Participant as at the last day of the Participant’s employment with the Corporation (or its Subsidiary) shall be payable in accordance with Section 7.
A number of unmatured Performance Stock Units held by such Participant on the last day of employment shall continue to mature in accordance with the Plan. The number of unmatured Performance Stock Units that shall continue to mature shall be prorated based upon the number of days of active employment of the Participant during the Term to the number of days in the Term (and for this purpose the Notice Period shall be counted as active employment). Such number of Performance Stock Units shall be paid in accordance with Section 7. All other unmatured Performance Stock Units held by such Participant shall be cancelled as at the last day of the Notice Period.
For the purposes of this subsection 9(b): (i) if a Participant’s employment terminates due to the constructive dismissal of the Participant; or (ii) if a

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Participant ceases to be employed by a Subsidiary because such Participant’s employer ceases to be a Subsidiary; then each such termination or cessation of being employed by a Subsidiary shall be treated as an involuntary termination by the Corporation or a Subsidiary other than For Cause.

(c)	Involuntary Termination For Cause
If the employment of a Participant is terminated by the Corporation or a Subsidiary For Cause, all unpaid Performance Stock Units held by such Participant as at the date of termination, whether matured or unmatured, shall be cancelled as of the Participant’s last day of employment with the Corporation (or its Subsidiary).

(d)	Death
If the employment of a Participant with the Corporation or a Subsidiary is terminated as a result of the death of such Participant, all unpaid and matured Performance Stock Units held by the Participant as at the date of death shall be payable in accordance with Section 7.
For the purposes of this subsection 9(d), the Maturity Date for a number of unmatured Performance Stock Units shall be the date of death of the Participant. The number of unmatured Performance Stock Units held by such Participant as at the date of such Participant’s death that mature shall be prorated based on the number of days of active employment of the Participant during the applicable Term to the total number of days in the Term. Such Performance Stock Units shall be paid in accordance with Section 7 within two and one-half months, or as soon as reasonably possible thereafter, following the Participant’s death on the assumption that the Target Performance Level is met.
All other unmatured Performance Stock Units held by such Participant shall be cancelled as at the date of death.
Notwithstanding the foregoing, in no case will payment be made later than two and one-half months following the original Maturity Date.

(e)	Retirement
If a Participant has attained the age of 55 and retires from his or her employment with the Corporation or a Subsidiary pursuant to a Retirement Plan and he or she is eligible for benefits under a Retirement Plan, all unpaid and matured Performance Stock Units held by such Participant as at the date of retirement shall be payable in accordance with Section 7.
A number of unmatured Performance Stock Units held by the Participant as at the date of retirement prorated based on the number of days of active employment of

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the Participant during the applicable Term to the total number of days in the Term, shall continue to vest following retirement in accordance with the Plan.
All other unmatured Performance Stock Units held by such Participant shall be cancelled as at the date of retirement.
Notwithstanding the foregoing, should a Participant qualify for retirement under the definition provided within this subsection 9(e), and should the employment of such Participant with the Corporation or a Subsidiary be terminated by the Corporation (or its Subsidiary) for any reason other than For Cause, the provisions of subsection 9(b) will apply.

(f)	Disability
If the employment of a Participant with the Corporation or a Subsidiary is terminated as a result of the “disability” of such Participant, all Performance Stock Units held by such Participant as at the date of disability, whether matured or unmatured, as of the last day of such Participant’s active employment with the Corporation (or its Subsidiary) prior to such disability shall continue to be treated as if the Participant were actively employed by the Corporation (or its Subsidiary).
For purposes of this subsection, a Participant shall be considered to be suffering from a “disability” if he or she is eligible for benefits under a Corporation-sponsored long term disability benefits plan.

(g)	Leaves of Absence
If a Participant commences a parental or another leave approved by the Corporation or a Subsidiary for a period longer than three months, all unpaid and matured Performance Stock Units held by the Participant as at the last day of such Participant’s active employment with the Corporation (or its Subsidiary) shall be payable in accordance with Section 7.
A number of unmatured Performance Stock Units held by such Participant as at the commencement of such Participant’s leave prorated based on the number of days of active employment of the Participant during the Term to the total number of days in the Term, shall continue to mature in accordance with the Plan during such Participant’s Leave. Such number of Performance Stock Units shall be paid in accordance with Section 7.
All other unmatured Performance Stock Units held by the Participant shall be cancelled.
Grants of Performance Stock Units may be made to a Participant while such Participant is on a leave of absence for short term disability, family and medical

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leave or maternity, paternity, parental or adoption leave, but no grants of Performance Stock Units may be made to a Participant while such Participant is on any other leave of absence.

(h)	Secondments
If a Participant is seconded to an entity other than a Subsidiary, the HRC Committee (in the case of Participants that report directly to the CEO) and the CEO (in the case of all other Participants) shall determine the manner in which all Performance Stock Units held by the Participant as at the date of the secondment shall be treated under the Plan; provided that no such Performance Stock Units shall be treated in a manner that would cause the Participant to be subject to adverse tax treatment under Code Section 409A.

(i)	Double Trigger Change of Control
With respect to any Performance Stock Units held by a Participant as at February 15, 2017, the “Change of Control” provisions of subsection 9(i) of the Performance Stock Unit Plan (2007, as revised effective November 2014) shall continue to apply.
With respect to any Performance Stock Units granted to a Participant on or after February 16, 2017, if the employment of a Participant with the Corporation or a Subsidiary is terminated by the Corporation (or its Subsidiary) other than For Cause (including if a Participant’s employment terminates due to the constructive dismissal of the Participant) within 2 years after the Change of Control, such Participant’s date of termination of employment being the “Double Trigger Date”, then the following provisions of this subsection 9(i) shall apply.
All unpaid and matured Performance Stock Units held by a Participant as at the Double Trigger Date, where the Maturity Date is December 31 of the year prior to the Double Trigger Date, shall continue to be payable in accordance with their terms.
All unmatured Performance Stock Units held by the Participant as at the Double Trigger Date shall mature on the Double Trigger Date and based on applicable performance measures achieved from the start of the Term to the date of Change of Control. Each Participant shall have paid to him or her within 75 days following the Double Trigger Date, in full satisfaction for any amounts payable pursuant to Performance Stock Units under the Plan, an amount calculated pursuant to Section 7 in respect of all matured Performance Stock Units held by such Participant.
Notwithstanding the above, with respect to Participants who are U.S. Taxpayers, no payment shall be made and no Performance Stock Unit shall mature under this subsection 9(i) unless the termination of the Participant’s employment constitutes

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a “separation from service” as defined under Code Section 409A. Furthermore, with respect to Participants who are U.S. Taxpayers, any amount payable pursuant to this subsection 9(i) shall be paid within thirty (30) days after the date that is six (6) months following the Double Trigger Date.

(j)	No Future Grants
Upon the occurrence of any of the foregoing events listed under subsections 9(a) to (f) in respect of a Participant, such Participant shall not be entitled to receive any further Performance Stock Unit grants and, except as set forth herein, shall not be entitled to receive cash payment for the value of any unpaid Performance Stock Units, matured or unmatured, held by the Participant as at the date of occurrence of such event.

10.	FUNDING
Except as contemplated in subsection 9(i), for certainty, the Corporation has no obligation during the Term to pay or deposit any money into an account for the benefit of a Participant or to issue from treasury or purchase any Shares or other securities, to or for a Participant.

11.	TAXES AND REPORTING
Notwithstanding anything else contained herein, each Participant shall be responsible for the payment of all applicable taxes, including, but not limited to, income taxes payable in connection with the payment of the value of the Performance Stock Units and the Corporation, its employees and agents shall bear no liability in connection with the payment of such taxes. The Corporation shall have the right to deduct from all cash payments made to a Participant any taxes required by law to be withheld with respect to such payments.

12.	NO GUARANTEE OF EMPLOYMENT
The existence of the Plan is in no way to be construed as a guarantee of continued employment for any Participant, or of entitlement to any future Plan awards, benefits, or payments.

13.	ADJUSTMENTS

(a)
In the event that the number of outstanding Shares of the Corporation shall be increased or decreased, or changed into, or exchanged for a different number or kind of shares or other securities of the Corporation or another corporation, whether through a stock dividend, stock split, consolidation, recapitalization, amalgamation, reorganization, arrangement or other transaction, and such transaction or event is not a Change in Control, the HRC Committee or the Board may make appropriate adjustment to the number or kind of shares or securities

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upon which Performance Stock Units are based under the Plan, and as regards to Performance Stock Units previously granted or to be granted pursuant to the Plan, in the number and kind of shares or securities upon which the Performance Stock Units are based.

(b)
The appropriate adjustments in the number of Performance Stock Units may be made by the Board in its discretion in order to give effect to the adjustments in the number of Shares of the Corporation resulting from the implementation and operation of the Shareholder Rights Plan Agreement dated as of November 9, 1995 between the Corporation and CIBC Mellon Trust Company, as the same may be amended, replaced or substituted from time to time.

14.	EFFECT OF REORGANIZATION
In the event of any take-over bid or any proposal, offer or agreement for a merger, consolidation, amalgamation, arrangement, recapitalization, liquidation, dissolution or similar transaction or other business combination that is not a Change of Control in which the Corporation is not the surviving or continuing corporation (a “Reorganization”), all Performance Stock Units granted hereunder and outstanding on the date of such Reorganization shall be assumed by the surviving or continuing corporation, provided that the HRC Committee or the Board may make appropriate adjustment in the manner in which vesting of or payment on such Performance Stock Units will occur prior to such assumption. If, in the event of any such Reorganization, provision for such assumption satisfactory to the HRC Committee or the Board is not made by the surviving or continuing corporation, all unmatured Performance Stock Units held by a Participant as at the date of the Reorganization shall vest, based on applicable performance measures achieved from the start of the Term to the date (the “Revised Maturity Date”), as determined by the HRC Committee, that is not less than seven days and not more than 30 days prior to the date of the Reorganization, and each Participant shall have paid to him or her, in full satisfaction for any amounts payable pursuant to Performance Stock Units under the Plan, an amount calculated pursuant to Section 7 in respect of all matured Performance Stock Units held by such Participant, such payment to be made within 30 days after the Revised Maturity Date determined by the HRC Committee.
Notwithstanding the above, with respect to Participants who are US Taxpayers, no payment shall be made and no Performance Stock Unit shall mature under this Section 14 unless such Reorganization also qualifies as a change in the ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation, within the meaning of Code Section 409A(2)(A)(v). In the case of a Reorganization that does not so qualify, payments to any such Participant shall be made in accordance with Section 7. The payment monies owing to these Participants will be placed in an irrevocable trust which is located in the United States of America and subject to the claims of the general creditors of the Corporation prior to the Reorganization.

15.	AMENDMENTS, ETC.

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The HRC Committee may at any time recommend to the Board for its approval the revision, suspension or discontinuance of the Plan in whole or in part. No such revision, suspension, or discontinuance shall alter or impair the rights of a Participant in respect of Performance Stock Units previously granted to such Participant, without the consent of that Participant. In addition, no revision, suspension or discontinuance shall result in adverse taxation under Code Section 409A or cause the Plan to become a “salary deferral arrangement” for the purposes of the Income Tax Act (Canada), unless otherwise determined by the HRC Committee with the consent of the Participant.

16.	TRANSFERABILITY
Performance Stock Units are not transferable other than by will or according to the laws of descent and distribution.

17.	CONFLICT WITH WRITTEN EMPLOYMENT AGREEMENT
In the event of a conflict between the terms of this Plan and the terms of any written employment agreement between a Participant and the Corporation, the terms of the written employment agreement shall prevail.

18.	CODE SECTION 409A COMPLIANCE
With respect to any Participant who is a U.S. Taxpayer, the Corporation intends that the Plan shall comply with the applicable provisions of Code Section 409A, or an exemption from the application of Code Section 409A, in order to prevent the inclusion in the gross income of such Participant of any amount in a taxable year that is prior to the taxable year in which such amount would otherwise be paid or made available to such Participant under the terms of the Plan. The Plan shall be construed, interpreted and administered in a manner consistent with such intent. In furtherance of this intent, to the extent that any term of the Plan is ambiguous, such term shall be interpreted to comply with Code Section 409A, or an exemption from the application of Code Section 409A, as determined by the Corporation. In no event may any participant who is a U.S. Taxpayer designate, directly or indirectly, the calendar year of any payment to be made under the Plan.

19.	INCENTIVE COMPENSATION CLAWBACK POLICY
Where applicable, payments made to Participants under this Plan will be governed by the terms of the Corporation’s Incentive Compensation Clawback Policy.

20.	EFFECTIVE DATE
The Plan was originally effective on January 1, 2007, and is amended and restated under the form of this Plan document to be effective as of February 16, 2017.

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